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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 18, 2005

                              KANSAS CITY SOUTHERN
                              --------------------
               (Exact name of company as specified in its charter)


          DELAWARE                      1-4717                 44-0663509
 ----------------------------   ------------------------  ----------------------
 (State or other jurisdiction   (Commission file number)      (IRS Employer
      of incorporation)                                   Identification Number)


                427 West 12th Street, Kansas City, Missouri 64105
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                (816) 983 - 1303

                                 Not Applicable

          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2005, TFM, S.A. de C.V. ("TFM") and Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), wholly owned subsidiaries of Kansas City Southern, announced that Jose Francisco Cuevas Feliu had voluntarily resigned as the Chief Financial Officer of TFM and Grupo TFM, effective as of November 18, 2005.

In connection with Mr. Cuevas' tender of his resignation and TFM's acceptance of the resignation on November 18, 2005, on behalf of itself and its affiliates, Mr. Cuevas executed a confidentiality undertaking, an acknowledgement of receipt of severance payments made in accordance with Mexican labor law, and a release of any and all claims arising out of his employment with TFM and the termination of his employment with TFM.


Item 1.02 Termination of a Material Definitive Agreement.

Effective  November 18, 2005, Mr. Cuevas  resigned his employment  with TFM (see
Item 1.01 above), which terminated his employment agreement with TFM, which was previously effective as of September 1, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Kansas City Southern


November 18, 2005                             By:  /s/ James S. Brook
                                                 -------------------------------
                                                 James S. Brook
                                                 Vice President